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                                                                   EXHIBIT 10.11

January 21, 2000
Amended as of Sept. 1, 2000


Mr. Christopher Trunkey
28710 Darrow Avenue
Santa Clarita, CA  91350


Dear Chris:

This will confirm that as of September 1, 2000, your January 21, 2000 Employment Agreement is amended as follows:

        - During the remaining term of the agreement, you will work at J2 five days each week, and

        -       Your salary is increased to $120,000.00 per year.


All other terms of the agreement remain in full force and effect.

Please indicate your agreement with these terms by signing below.


Cordially,


/s/James P. Jimirro
-----------------------------
JAMES P. JIMIRRO
President and CEO

JPJ/cva


ACCEPTED AND AGREED TO:

/s/Christopher M. Trunkey
-----------------------------
CHRISTOPHER TRUNKEY